Exhibit 99.2

INVESTOR INFORMATION

Annual Meeting

The Annual Meeting of Shareholders will be held at www.virtualshareholdermeeting.com/ELSE2024 on April 24, 2024 at 2:00 p.m. Central time. All shareholders are welcome to attend and take part in the discussion of Company affairs.

Board of Directors

David L. Klenk

President, Electro-Sensors, Inc.

Joseph A. Marino
Chairman of the Board

President, Cardia, Inc.

Scott A. Gabbard

Retired Finance Executive, Magenic Technologies, Inc.

Michael C. Zipoy

Retired Investment Executive, Feltl and Company

Jeffrey D. Peterson

Private Investor

Officers

David L. Klenk

President, Chief Executive Officer and Chief Financial Officer

Transfer Agent & Registrar

Equiniti Trust Company, LLC

48 Wall Street, Floor 23

New York, NY 10005

Auditors

Boulay PLLP
7500 Flying Cloud Drive, Ste. 800
Minneapolis, MN 55344

Counsel

Holland & Hart LLP

555 17th Street Suite 3200

Denver, CO 80202

Exchange Listing

The Nasdaq Stock Market (Capital Market)
Common Stock
Stock Trading Symbol: ELSE

1